UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2016

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On September 15, 2016, Harry DeMott was appointed by Workhorse Group Inc. (the “Company”) to serve as a director of the Company and as a member of the Company's Nominating and Corporate Governance Committee and Compensation Committee (the "Committees"). James Taylor resigned as a director of the Company and as a member of the Committees on September 14, 2016.

There is no understanding or arrangement between Mr. DeMott and any other person pursuant to which he was appointed as director.  Mr. DeMott does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. DeMott has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000. On September 14, 2016, Mr. DeMott entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of an annual fee of $40,000.  Additionally, the Company granted Mr. DeMott an option to purchase 50,000 shares of the Company’s common stock at $8.20 per share.  The option will expire five (5) years from the vesting period with 10,000 options vesting upon the signing of the agreement and 4,000 every June 30 and December 31 thereafter for a total of 50,000 shares.

Harry DeMott is a long-time operator and investor in the media, sports and entertainment industries who invests across the capital structure and becomes actively involved on either the operational or board level of the companies that he invests in. Mr. DeMott is the co-founder of Raptor Ventures I LP ("Raptor"), where he has served as its General Partner since February 2011. In addition, Mr. DeMott is a member of the board of directors of Fan Manager, where he has served as a director from January 2015 through the present. Mr. DeMott also serves as founder and managing partner for Hamerle Investments / Riva Ridge Ventures, a family investment company. Prior to founding Raptor, Mr. DeMott served on the board of directors of Pandora Media, Inc. from 2006 through 2011. Mr. DeMott earned a Bachelor of Arts in Economics from Princeton University in 1988 and a MBA in Finance from New York University in 1991.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1	Stock Option Agreement by and between Workhorse Group Inc. and Harry DeMott dated September 15, 2016

10.1	Director Agreement by and between Workhorse Group Inc. and Harry DeMott dated September 15, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: September 16, 2016	By:	/s/ Julio Rodriguez
	Name:	Julio Rodriguez
	Title:	CFO

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